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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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     Rule 14a-6(e)(2))
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                        Highlands Insurance Group, Inc.
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               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                       [HIGHLANDS INSURANCE GROUP LOGO]


                                                                November 5, 2001



To Our Stockholders:

  You are cordially invited to attend our annual meeting of the stockholders of Highlands Insurance Group, Inc. (the "Company"), to be held on Friday, December 7, 2001 at 10:00 a.m., local time, at the Company's offices located at 1000 Lenox Drive, Lawrenceville, New Jersey 08648.

  At the meeting, stockholders will be asked to consider and vote upon (i) the election of three persons to serve on the Board of Directors of the Company as Class III directors, each for a three-year term, (ii) a proposal to ratify the Board of Directors' appointment of KPMG LLP as independent certified public accountants for the Company and its subsidiaries for 2001, and (iii) such other proposals as may properly come before the meeting or any adjournment or postponement thereof. The accompanying proxy statement describes the foregoing in more detail and stockholders should read this information carefully.

  The Company's Board of Directors recommends that you vote FOR the nominees to serve as Class III directors and FOR the ratification of the Board of Directors' appointment of KPMG LLP as independent certified public accountants for the Company and its subsidiaries for 2001. The Board of Directors urges that you execute and return your proxy promptly. Stockholders who return an executed proxy may nevertheless attend the annual meeting and vote in person.


                                            Sincerely,


                                            Willis T.  King, Jr.
                                            Chairman and Chief Executive Officer



                        1000 LENOX DRIVE, P.O. BOX 6426
                         LAWRENCEVILLE, NJ  08648-0426